Registration No.

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                            EQUITABLE RESOURCES, INC.
 ................................................................................
 ................................................................................
             (Exact name of registrant as specified in its charter)

              Pennsylvania                                 25-0464690
 ..........................................          ............................
 ..........................................          ............................
    (State or other jurisdiction of                     (I.R.S. Employer
     incorporation or organization)                    Identification No.)

     One Oxford Centre, Suite 3300
            301 Grant Street
        Pittsburgh, Pennsylvania                              15219
 ..........................................          ............................
(Address of Principal Executive Offices)                   (Zip Code)

                         1999 Equitable Resources, Inc.
                  Non-Employee Directors' Stock Incentive Plan
 ................................................................................
                            (Full title of the plan)

      Johanna G. O'Loughlin, Vice President, General Counsel and Secretary
                 One Oxford Centre, Suite 3300, 301 Grant Street
                         Pittsburgh, Pennsylvania 15219
 ................................................................................
                     (Name and address of agent for service)

                     Telephone number, including area code,
                      of agent for service: (412) 553-7760
 ................................................................................


                         CALCULATION OF REGISTRATION FEE

--------------   -----------   ---------   -----------   -------------
                                Proposed     Proposed
   Title of                     maximum      maximum
  securities       Amount       offering    aggregate     Amount of
    to be          to be         price       offering    Registration
  registered     registered    per share      price          Fee
--------------   -----------   ---------   -----------   -------------
 Common Stock     300,000
(No Par Value)     shares       36 9/16*   $10,968,750      $3,050
--------------   -----------   ---------   -----------   -------------

* Estimated solely for the purpose of calculating the registration fee; computed on the basis of the high and low prices per share of common stock sold on June 25, 1999, pursuant to Rule 457(h).

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.                 INCORPORATION OF DOCUMENTS BY REFERENCE.

                        The following documents filed with the Securities and Exchange Commission are incorporated in this Registration Statement by reference:

(1) The Annual Report on Form 10-K for the year ended December 31, 1998.

(2) Amendment Number 1 filed March 30, 1999 to the Annual Report on Form 10-K for year ended December 31, 1998.

(3) Proxy Statement for the Company's Annual Meeting of Shareholders held May 26, 1999.

(4) Quarterly Report on Form 10-Q for the first quarter ended March 31, 1999.

(5) Current Report on Form 8-K dated January 4, 1999.

            (6)     Current Report on Form 8-K dated June 1, 1999.

            (7) Description of the Company's Common Stock set forth in the Prospectus contained in the Company's Registration Statement on Form S-3, Registration No. 33-49905, filed August 4, 1993, and Pre-Effective Amendment to said Registration Statement filed August 25, 1993.


                    All documents subsequently filed by Equitable Resources, Inc. pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.             DESCRIPTION OF SECURITIES.

                    Not Applicable.



Item 5.             INTERESTS OF NAMED EXPERTS AND COUNSEL.

                    Certain legal matters in connection with the sale of the shares of Common Stock offered hereby will be passed upon for the Company by Johanna G. O'Loughlin, employed by the Company as its Vice President, General Counsel and Secretary. On June 25, 1999, Ms. O'Loughlin beneficially owned 2066 shares of the Company's Common Stock, held options to purchase an additional 43,000 shares of Common Stock, and held restricted Common Stock awards of 3,998 shares.

Item 6.             INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                    Sections  1741  and  1742  of  the   Pennsylvania   Business
Corporation Law (the "PBCL") provide that a business corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding, if such person acted in, good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action by or in the right of the corporation, such indemnification is limited to expenses (including attorneys, fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless, and only to the extent that, a court determines upon application that, despite the adjudication of liability but in view of all the circumstances, such persons is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

                    PBCL Section 1744 provides that, unless ordered by a court, any indemnification referred to above shall be made by the corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the indemnitee has met the applicable standard of conduct. Such determination shall be made:

            (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or

            (2) if such a quorum is not obtainable, or if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

            (3)     by the shareholders.

                    Notwithstanding the above, PBCL Section 1743 provides that to the extent that a director, officer, employee or agent of a business corporation is successful on the merits or otherwise in defense of any proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

                    PBCL Section 1745 provides that expenses (including attorneys' fees) incurred by an officer, director, employee or agent of a business corporation in defending any such proceeding may be paid by the corporation in advance of the final disposition of the proceeding upon receipt of any undertaking to repay the amount advanced if it is ultimately determined that the indemnitee is not entitled to be indemnified by the corporation.

                    PBCL Section 1746 provides that the indemnification and advancement of expenses provided by, or granted pursuant to, the foregoing provisions is not exclusive of any other rights to which a person seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, and that indemnification may be granted under any bylaw, agreement, vote of shareholders or directors or otherwise by any action taken or any failure to take any action whether or not the corporation would have the power to indemnify the person under any other provision of law and whether or not the indemnified liability arises or arose from any action by or in the right of the corporation, provided, however, that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

                    Article IV of the By-Laws of the Registrant provides that the directors, officers, agents and employees of the Registrant shall be indemnified as of right to the fullest extent now or hereafter not prohibited by law in connection with any actual or threatened action, suit or proceeding, civil, criminal, administrative, investigative or other (whether brought by or in the right of the Registrant or otherwise) arising out of their service to the Registrant or to another enterprise at the request of the Registrant.

                    PBCL Section 1747 permits a Pennsylvania business corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against any liability asserted against such person and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions described above.

                    Article IV of the By-Laws of the Registrant provides that the Registrant may purchase and maintain insurance to protect itself and any director, officer, agent or employee entitled to indemnification under Article IV against any liability asserted against such person and incurred by such person in respect of the service of such person to the Registrant whether or not the Registrant would have the power to indemnify such person against such liability by law or under the provisions of Article IV.

                    The Registrant maintains directors' and officers' liability insurance covering its directors and officers with respect to liabilities, including liabilities under the Securities Act of 1933, as amended, which they may incur in connection with their serving as such. Under this insurance, the Registrant may receive reimbursement for amounts as to which the directors and officers are indemnified by the Registrant under the foregoing By-Law indemnification provision. Such insurance also provides certain additional coverage for the directors and officers against certain liabilities even though such liabilities may not be covered by the foregoing By-Law indemnification provision.

                    As permitted by PBCL Section 1713, the Articles and the By-Laws of the Registrant provide that no director shall be personally liable for monetary damages for any action taken, or failure to take any action, unless such director's breach of duty or failure to perform constituted self-dealing, willful misconduct or recklessness. The PBCL states that this exculpation from liability does not apply to the responsibility or liability of a director pursuant to any criminal statute or the liability of a director for the payment of taxes pursuant to Federal, state or local law. It may also not apply to liabilities imposed upon directors by the federal securities laws. PBCL Section 1715(d) creates a presumption, subject to exceptions, that a director acted in the best interests of the corporation. PBCL Section 1712, in defining the standard of care a director owes to the corporation, provides that a director stands in a fiduciary relation to the corporation and must perform his duties as a director or as a member of any committee of the Board in good faith, in a manner he reasonably believes to be in the best interests of the corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances.

                    In June, 1987, the Registrant entered into a separate Indemnity Agreement with each of its then directors and officers. The Registrant then entered into a separate Indemnity Agreement with each new director or officer who joined the Board of Directors or Registrant after June, 1987. These Indemnity Agreements provide a contractual right to indemnification against expenses and liabilities (subject to certain limitations and exceptions) and a contractual right to advancement of expenses, and contain additional provisions regarding the determination of entitlement, settlement of proceedings, insurance, rights of contribution, and other matters.

Item 7.     EXEMPTION FROM REGISTRATION CLAIMED.

            Not Applicable.

Item 8.     EXHIBITS.

                Number                         Description

                 4.1 Restated Articles of Incorporation of Equitable Resources, Inc., filed herewith.

                 5.1            Opinion of Johanna G. O'Loughlin as to
                                the legality of the Equitable Resources, Inc. Common Stock covered by this Registration Statement, filed herewith.

                 23.1           Consent    of    Ernst   &   Young, LLP
                                independent     auditors,     filed
                                herewith.

                 23.2 Consent of Johanna G. O'Loughlin to the use of the Opinion referred to under 5.1 above (such consent to be contained in such Opinion).

                 24.1           Power of Attorney.

                 99.1           Copy of Non-Employee Directors' Stock Incentive
                                Plan.

Item 9.     UNDERTAKINGS.

(a)         The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i)         to include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;

                        (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

                        (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                        Provided,   however,   that  paragraphs   (a)(1)(i)  and
                        (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on , 1999
(Registrant)   EQUITABLE  RESOURCES,  INC.
By (Signature  and Title)               /s/Johanna G. O'Loughlin
                         -----------------------------------------------------
                             Vice President, General Counsel and Secretary

            Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

         Signature                                         Title


    /s/MURRY S. GERBER                       President, Chief Executive Officer
---------------------------------------      Officer and Director
       Murry S. Gerber

    /s/DAVID L. PORGES                       Chief Financial Officer
---------------------------------------
       David L. Porges

     /s/JOHN BERGONZI                        Controller and Chief Accounting
---------------------------------------      Officer
        John Bergonzi

     /s/PAUL CHRISTIANO
---------------------------------------      Director
        Paul Christiano

     /s/PHYLLIS A.DOMM
---------------------------------------      Director
        Phyllis A. Domm

  /s/E. LAWRENCE KEYES, JR,                  Director
---------------------------------------
     E. Lawrence Keyes, Jr.

    /s/THOMAS A. MCCONOMY                    Director
---------------------------------------
       Thomas A. McConomy

     /s/DONALD I. MORITZ                     Director
---------------------------------------
        Donald I. Moritz

      /s/GUY W. NICHOLS                      Director
---------------------------------------
         Guy W. Nichols

     /s/MALCOLM M. PRINE                     Director
---------------------------------------
        Malcolm M. Prine

       /s/JAMES E. ROHR                      Director
---------------------------------------
          James E. Rohr

      /s/DAVID S. SHAPIRA                    Director
---------------------------------------
         David S. Shapira

    /s/J. MICHAEL TALBERT                    Director
---------------------------------------
       J. Michael Talbert